SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 1999

                      CHRONICLE COMMUNICATIONS, INC.
        (Exact name of registrant as specified in its charter)

Georgia                          333-34283                 58-2235301
(State or other jurisdiction   (Commission               (IRS Employer
of incorporation)             File Number)         Identification No.)

      2601 Second Avenue, Tampa, Florida                 33605
   (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (813) 248-0100

Not Applicable
(Former name or former address, if changed since last report.)

Item 4.  Changes in Registrant's Certifying Accountant

Pender, Newkirk & Company, CPAs, of Tampa, Florida ("Pender") audited the Registrant's financial statements at and for the period and year ended September 30, 1996 and 1997. Pender had not commenced an audit of the Registrant's financial statements at and for the year ended September 30, 1998, due to the Registrant's inability to pay outstanding fees. As of May 28, 1999, the Registrant had paid or made arrangements to pay the entire outstanding balance of Pender's fees. On May 28, 1999, the Registrant terminated Pender's services with respect to the Company's 1998 fiscal year. The Company terminated Pender out of concern that the large unpaid balance of fees due to Pender for such an extended period of time had had an adverse effect on the relationship between the Registrant and Pender.

Pender's audit report dated December 17, 1997 covering the Registrant's financial statements at and for the period and year ended September 30, 1996 and 1997 contained the following statement: "The accompanying financial statements have been prepared assuming that the Company [Registrant] will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's negative working capital of approximately $138,000 at September 30, 1997, significant operating losses of approximately $988,000 since inception, and negative cash flows from operations of $566, 000 since inception raise substantial doubt about its ability to continue as a going concern."

The change in accountants was not recommended or approved by the Registrant's audit committee of the board of directors or by the board of directors; but is expected to be ratified by the board of directors.

During the Registrant's two most recent fiscal years audited at and for September 30, 1996 and 1997, the fiscal year ended September 30, 1998 which has not yet been audited and the interim period beginning October 1, 1998 and ending May 28, 1999, there were no disagreements between the Registrant and Pender on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. No audit procedures had been undertaken by Pender for the fiscal year ended September 30, 1998 and the interim period preceding May 28, 1999. Therefore, there were no disagreements between the Registrant and Pender on any matter of accounting principles or practices, financial statement disclosures or auditing scope and procedures.

At no time during the Registrant's most recent two fiscal years, did Pender advise the Registrant that (A) the Registrant's internal controls necessary for the Registrant to develop reliable financial statements did not exist,
(B) information had come to Pender's attention that had led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management, (C) the scope of the audit would need to be significantly expanded, or information had come to Pender's attention during that time period that if further investigated might (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that might prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the Registrant's financial statements, and due to Pender's termination or for any other reason, Pender did not so expand the scope of its audit or conduct such further investigation, or (D) (1) information had come to Pender's attention that it had concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report and (2) due to Pender's termination or for any other reason, the issue (of which there were none) had not been resolved to Pender's satisfaction prior to its termination. Notwithstanding, it should be noted that Pender performed no audit work pertaining to the fiscal year ended September 30, 1998 and subsequent periods and has therefor issued no audit report on these periods.

The Registrant has engaged Bella, Hermida, Gillman, Hancock & Mueller, certified independent accountants of Plant City, Florida on May 28, 1999 to audit its financial statements at and for the year ended September 30, 1998. Neither the Registrant nor anyone on its behalf at any time has consulted the newly engaged accountant regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, or (ii) any matter that was either the subject of a disagreement (there being none) or a reportable event (there being none).

The Registrant has provided Pender with a copy of this Report on Form 8-K prior to filing hereof with the Commission, accompanied by a request that Pender furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the foregoing statements made by the Registrant. The Registrant has filed Pender's letter as an exhibit to this report.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits:

16.  Letter of Pender, Newkirk & Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chronicle Communications, Inc.

By:  /s/ John V. Whitman, Jr.
       John V. Whitman, Jr., Chief Executive Officer

Date:  June 3, 1999

EXHIBIT 16:

Letter of Pender, Newkirk  & Company